As filed with the Securities and Exchange Commission on October 30, 2014
Registration No. 333-190403

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4 to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LF GEORGE HOLDINGS, INC.
(Name of Issuer in Its Charter)

Delaware
(State or other jurisdiction of incorporation)
6531		45-1626074
(Primary Standard Industrial Classification Code Number)		(IRS Employer Identification No.)
159 El Camino Real, Millbrae, CA 94030 650 - 697 -3800
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Business Filings Incorporated
108 W 13th Street
Wilmington, DE 19801
702-871-8678

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
William S. Rosenstadt
Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Avenue – 14th Floor
New York, NY 10022
Telephone: 212-588-0022
Fax: 212-826-9307

As soon as practicable after this registration statement becomes effective.
Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company X

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	1 Amount to Be Registered(1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common stock, par value $0.01	1,286,000 shares	$1.00	$1,286,000	$175.41
Total	1,286,000 shares	$1.00	$1,286,000	$175.41

(1)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)
There is no public market for our common stock.  The fixed price of $1.00 bears no relationship to assets, earnings, or any other valuation criteria and has been arbitrarily determined as the selling price. The shares offered hereby may not have a market value and may not be able to be sold at this, or at any, price. The shares being offered may not be able to be resold at the offered price if and when an active secondary market develops.  The absence of a public market for our stock will make it difficult to sell your shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Introductory Note

We filed a registration statement on Form S-1 (file no. 333-190403) on August 8, 2013 (the “Registration Statement”).  On September 16, we filed Amendment Number 3 (“Amendment No. 3”) to the Registration Statement.  This Amendment Number 4 to the Registration Statement does not affect any of the information set out in Part I of Amendment No. 3 (including the prospectus contained therein).  Such information set out in Part I of Amendment No. 3 is incorporated in this Amendment No. 4 as if set out directly below.

Amendment No. 4 is being filed solely to include an updated consent of the auditors (exhibit 23.1) and the attorneys (exhibit 23.2) and legal opinion (exhibit 5.1) as set out in Item 16 included in Part II.  No other information has changed between Amendment No. 3 and Amendment No. 4 other than the consents mentioned above and the dates of the signatures included in the filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the Shares offered in this offering. All of the amounts shown are estimated except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee_______________	$300
Legal fees and expenses_______________	$40,000
Accounting fees and expenses_______________	$35,000
Miscellaneous expenses_______________	$15,000
Total_______________	$90,300

 Item 14. Indemnification of Directors and Officers.

Our by-laws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of LF George or our subsidiaries, unless that indemnification is prohibited by law. We may also purchase and maintain insurance for the benefit of any officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

Since its inception, the Company has issued the following shares for the following consideration. the Shares mentioned below were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, including Rule 506 of Regulation D. These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor, each investor had access to information about our Company and their investment, each investor took the securities for investment and not resale, there was no general solicitation or advertising in connection with the placement and we took appropriate measures to restrict the transfer of the securities.

Shareholders	Shares Owned	Stock Certificate Issuance Date	Investment Amount
George Lam	3,000,000	7/27/2011	$30,000
Henry Lam	1,000,000	7/20/2011	$10,000
	70,000	1/20/2013	$7,000
Winnie Lam	1,000,000	7/27/2011	$10,000
	70,000	1/20/2013	$7,000
Alex Lam	1,000,000	7/27/2011	$10,000
	70,000	1/18/2013	$7,000
Virginia Lam	1,000,000	7/20/2011	$10,000
	70,000	1/18/2013	$7,000
Elizabeth Lam	1,000,000	7/27/2011	$10,000
	70,000	1/20/2013	$7,000
William Mui	135,000	7/9/2011	$1,350
Genik Real Estate and Investment, Inc.	560,000	7/9/2011	$5,600
Ronnald G. Popp	30,000	3/5/2012	$3,000
Guang Lin	30,000	3/11/2012	$3,000
Rui Zhang & Yong He Wang	30,000	3/13/2012	$3,000
Robert G. Gottschalk	30,000	3/13/2012	$3,000
Jian Hong Huang	30,000	3/13/2012	$3,000
Lei Zhou	30,000	3/13/2012	$3,000
Ying Jie Li	15,000	3/13/2012	$1,500
	10,000	12/13/2012	$1,000
Jain Fei Li	15,000	3/13/2012	$1,500
Joaquin G. Santos	30,000	3/13/2012	$3,000
Yit Ngan Kowk	10,000	3/20/2012	$1,000
See Wah Wong	10,000	3/20/2012	$1,000
Suzanne Lo	15,000	3/20/2012	$1,500
Kit Chan	10,000	3/20/2012	$1,000
Serena Li Yang Pang	10,000	3/20/2012	$1,000
Jingxian Feng	10,000	3/20/2012	$1,000
May Chang	10,000	3/20/2012	$1,000
Charles Lu	20,000	3/22/2012	$2,000
Anthony Wong	12,000	8/15/2012	$1,200
Loletta Wong	10,000	8/15/2012	$1,000
Douglas Darling	10,000	11/16/2012	$1,000
Guo Zhen Zhang Darling	10,000	11/16/2012	$1,000
Frank Li	10,000	12/13/2012	$1,000
Yan Zhu Yu	10,000	12/13/2012	$1,000
Yanxing Zhu	100,000	11/16/2012	$10,000
Hua Qin Wang	10,000	12/13/2012	$1,000
Joseph Tsang	12,000	1/18/2013	$1,200
Susan Tsu	12,000	1/12/2013	$1,200
Patricia Ng	10,000	2/28/2013	$1,000
Samuel Ng	10,000	2/28/2013	$1,000
Perry Wing Ng	90,000	2/28/2013	$9,000
Sanford Wing Ng	90,000	2/28/2013	$9,000
Total	9,786,000		$196,050

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-K.

Exhibit No.	Description
3.1	Articles of Incorporation, as filed as Exhibit 3.1 to our Registration Statement on Form S-1 filed on August 6, 2013
3.2	Bylaws, as filed as Exhibit 3.2 to our Registration Statement on Form S-1 filed on August 6, 2013
5.1	Opinion of Sanders Ortoli Vaughn-Flam Rosenstadt LLP
10.1	Management Agreement, dated January 1, 2013, between LFG Management Corp. and LF George Properties Corp., as filed as Exhibit 10.1 to our Registration Statement on Form S-1 filed on August 6, 2013
10.2	Management Agreement, dated August 31, 2012, between LFG Management Corp. and LF George Properties Corp., as filed as Exhibit 10.2 to our Registration Statement on Form S-1 filed on August 6, 2013
10.3
Consulting Agreement, dated March 16, 2011, between William Mui and AGH Management Corp. (the “Mui Agreement”), as filed as Exhibit 10.3 to our Registration Statement on Form S-1 filed on August 6, 2013

10.4	Assignment of Mui Agreement, dated March 16, 2011, to LF George Holdings, Inc., as filed as Exhibit 10.4 to our Registration Statement on Form S-1 filed on August 6, 2013
10.5
Consulting Agreement, dated March 16, 2011, between Genik Real Estate and Investment Corp. and AGH Management, Corp., as filed as Exhibit 10.5 to our Registration Statement on Form S-1 filed on February 12, 2014

14	Code of Ethics (contained on page 21 to 22 of this registration statement)
21	Subsidiary of LF George Holding, Inc., as filed as Exhibit 21.1 to our Registration Statement on Form S-1 filed on August 6, 2013
23.1	Consent of Stephen Wan Accountancy Corporation
23.2	Consent of Sanders Ortoli Vaughn-Flam Rosenstadt LLP (included in Exhibit 5.1)
24	Power of Attorney (contained in the signature page to our Registration Statement on Form S-1 filed on August 6, 2013)

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide certificates in such denominations and registered in such names as required by the purchasers to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not applicable.

(5) That for the purpose of determining liability under the Securities Act to any purchaser:

    (i) Not applicable.

    (ii) Each prospectus filed pursuant to Rule 424(b) as part of this registration statement, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    (i) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

    (v) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Millbrae, State of California, on October 27, 2014.

LF GEORGE HOLDINGS, INC.

By: /s/ George Lam Name: George Lam Title: CEO (Principal Executive Officer) and Chairman

By: /s/ Henry Lam Name: Henry Lam Title: CFO (Principal Financial Officer and Acting Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: * Name: Alex Lam Title: Director Date: October 27, 2014	By: * Name: Winnie Lam Title: Director Date: October 27, 2014

By: * Name: Suzanne Lo Title: Director Date: October 27, 2014	By: * Name: Virginia Lam Title: Director Date: October 27, 2014

By: * Name: Elizabeth Lam Title: Director Date: October 27, 2014

By: * Name: William Mui Title: Director Date: October 27, 2014

*
The undersigned by signing his name hereunto has hereby signed this registration statement on behalf of the above-named officers and directors on October 27, 2014, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission as Exhibit 24 to the Registration Statement.

By:	/s/ George Lam
George Lam Attorney-in-Fact